UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

APPLIED OPTOELECTRONICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

APPLIED OPTOELECTRONICS, INC.

13139 Jess Pirtle Blvd.

Sugar Land, TX 77478

Supplement to the Proxy Statement

for the Annual Meeting of Stockholders

to be held on June 6, 2024

This supplement, dated May 6, 2024 (the “Supplement”), supplements the definitive proxy statement of Applied Optoelectronics, Inc. (the “Company”), dated April 26, 2024 (the “Proxy Statement”), and is furnished to the Company’s stockholders in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for the Company’s Annual Meeting of Stockholders to be held on June 6, 2024, or any postponement or adjournment thereof (the “Annual Meeting”). This Supplement is being filed with the U.S. Securities and Exchange Commission and is first being made available to the Company’s stockholders on or about May 6, 2024. The Proxy Statement and this Supplement are available free of charge at http://www.proxyvote.com.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

This Supplement updates, and to the extent inconsistent therewith, supersedes, certain disclosure in the Proxy Statement relating to (A) the vote required for approval of Proposals No. 5 and 6 of the Proxy Statement, and (B) certain other updates to the Proxy Statement as set forth herein.

The second sentence in the section titled “Effect of Abstentions and Broker Non-Votes” on page 2 of the Proxy Statement is hereby amended and restated in its entirety to read as follows:

“With respect to all proposals, abstentions (if applicable) and broker non-votes will have no effect on the outcome of these proposals.”

The first paragraph in the section titled “Vote Required and Board of Directors Recommendation” in Proposal No. 5 on page 54 of the Proxy Statement is hereby amended and restated in its entirety to read as follows:

“The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting is required to approve this Proposal No. 5.”

The first paragraph in the section titled “Vote Required and Board of Directors Recommendation” in Proposal No. 6 on page 57 of the Proxy Statement is hereby amended and restated in its entirety to read as follows:

“The affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting is required to approve this Proposal No. 6.”

The first sentence of footnote (1) to the beneficial ownership table in the section titled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT” on page 63 of the Proxy Statement is hereby amended and restated its entirety to read as follows:

“Beneficial ownership as of December 31, 2023 as reported by Driehaus Capital Management LLC (“Driehaus”) on a Schedule 13G filed with the SEC on February 14, 2024.”

The first sentence of the section titled “STOCKHOLDER PROPOSALS OR NOMINATIONS TO BE PRESENTED AT NEXT ANNUAL MEETING” on page 64 of the Proxy Statement is hereby amended and restated in its entirety to read as follows:

“Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our proxy statement for the 2025 Annual Meeting.”

The first three sentences of the third paragraph of the section titled “STOCKHOLDER PROPOSALS OR NOMINATIONS TO BE PRESENTED AT NEXT ANNUAL MEETING” on page 64 of the Proxy Statement are hereby amended and restated in their entirety to read as follows:

“In addition, our Bylaws provide that any stockholder intending to nominate a candidate for election to the Board or to propose any business at our 2025 Annual Meeting, other than non-binding proposals presented pursuant to Rule 14a-8 under the Exchange Act, must give notice to the Corporate Secretary at our principal executive offices, not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after the notice was first given), which for 2025, will be no earlier than the close of business on February 6, 2025 nor later than the close of business on March 8, 2025. The notice must include the information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information concerning the proposing or nominating stockholder’s ownership of and agreements related to our stock. If the 2025 Annual Meeting is held more than 30 days before or more than 60 days after the first anniversary of the date of the 2024 Annual Meeting, the stockholder must submit notice of any such nomination and of any such proposal that is not made pursuant to Rule 14a-8 by the later of the 90th day prior to the 2025 Annual Meeting or the 10th day following the date on which public announcement of the date of such meeting is first made.”

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting. The Proxy Statement contains other important additional information. We encourage you to carefully read this Supplement together with the Proxy Statement in their entirety. If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote.